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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    July 30, 2002

EarthShell Corporation
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-13287 (Commission file number)	77-0322379 (IRS employer identification no.)

800 Miramonte Drive Santa Barbara, California 93109	90245
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code    (805) 897-2248

(Former name or former address, if changed since last report)

Item 5.    Other Events.

        On July 30, 2002, the Registrant entered into a Common Stock Purchase Agreement, attached hereto as Exhibit 4.1 and incorporated by reference (the "Purchase Agreement"), effective as of July 30, 2002, with a certain investor, whereby the investor agreed to purchase shares of the Registrant's Common Stock for an aggregate purchase price of $1,500,000. The initial number of shares sold under the Purchase Agreement was 1,898,735, however, the number of shares is subject to increase under the terms of the Purchase Agreement based on the volume weighted average price of the Registrant's common stock for the five trading days commencing on July 31, 2002 and ending on August 6, 2002.

        The foregoing description is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information Exhibits.

(c)	Exhibits:
	4.1	Common Stock Purchase Agreement dated as of July 30, 2002 between the Registrant and the purchaser signatory thereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2002

EARTHSHELL CORPORATION
By:	/s/ SCOTT HOUSTON Name: D. Scott Houston Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number andPage No.	Description of Exhibit	Method of Filing
4.1	Common Stock Purchase Agreement dated as of July 30, 2002 between the Registrant and the purchaser signatory thereto.	Filed electronically herewith

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Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information Exhibits.